Exhibit 99.2

Contact: Raymond Ahn 212-754-5359 ahr-info@blackrock.com

Anthracite Capital, Inc. Reports Third Quarter Earnings; Strategic RMBS Shift in Progress; Dividend Yield is 11%

New York, – October 31, 2003 – Anthracite Capital, Inc. (“Anthracite” or the “Company”) (NYSE: AHR) today reported a net loss for the third quarter of 2003 of $0.51 per share versus a loss of $0.26 per share for the second quarter of 2003 and net income of $0.26 per share for the third quarter of 2002. The third quarter of 2003 results fall within the range indicated in the Company’s September 25, 2003 news release which also announced a $0.28 third quarter dividend. This net loss is due primarily to the Company’s previously announced decision to accelerate the reduction of the risk associated with the Company’s portfolio of residential mortgage backed securities (RMBS) in favor of a shift toward credit sensitive assets. Based on the $0.28 per share dividend declared on September 25, 2003, and the October 30, 2003 closing price of $10.20, Anthracite’s annualized dividend yield is 11%.

Net earnings from the operating portfolio (“Operating Earnings”) for the third quarter of 2003 was $0.28 per share versus $0.33 per share for the second quarter of 2003 and $0.40 per share for the third quarter of 2002. The Company considers Operating Earnings to be net interest income after operating expenses and preferred dividends but before realized and unrealized gains and losses. The Company believes Operating Earnings better reflects the recurring long-term earnings of the Company. Operating Earnings can and will fluctuate over time based on changes in asset levels, funding rates, available reinvestment rates and expected losses on credit sensitive positions. To the extent that Operating Earnings change based on changes in risk or market conditions, shareholders can expect dividends to be adjusted accordingly. A table is provided at the end of this news release which reconciles Operating Earnings per share with net income (loss) per share. (All numbers are thousands, except per share amounts.)

Hugh Frater, President and Chief Executive Officer of the Company, stated, “During the fourth quarter, we have continued to make progress on reducing the Company’s exposure to RMBS. Since December 31, 2002, commercial real estate loans and securities have increased from 39% to 59% of the total portfolio while RMBS have declined from 60% to 39%. While residential mortgage prepayment rates have slowed in the third quarter as expected, there remains significant potential for further interest rate volatility over the next twelve months and, for this reason, we have reduced the interest rate risk of the portfolio. As we complete this transition there could be additional income volatility.”

Mr. Frater continued, “While there remains some weakness in employment, the economic recovery is taking hold and third quarter GDP growth is the strongest quarterly performance since 1984. Combined with increasing federal borrowing, we expect upward pressure on interest rates over the next year. The economic recovery should ultimately prove beneficial to the performance of the Company’s credit sensitive holdings. Subject to market conditions, which include the intense competition for high yield real estate assets, credit sensitive holdings are expected to become an even larger part of the Company’s portfolio over the next year.”

Page 1

Included in the net loss for the third quarter of 2003 are realized and unrealized gains and losses that net to a loss of $34,019 ($0.70 per share), which are attributable to the RMBS portfolio and expenses of hedging that portfolio. Net loss for the quarter also includes a write down of $5,412 ($0.11 per share) on a franchise loan backed security. The Company determined it is unlikely that further payments will be received from this franchise loan backed security and wrote this security down to zero, despite its par balance of $16,366 as of September 30, 2003. This third quarter write down of $0.11 per share had only a $0.02 per share effect on the Company’s net asset value (“NAV”) at September 30, 2003 from June 30, 2003. As previously described in the Company’s filings with the Securities and Exchange Commission, the carrying value and market value of this franchise loan backed security had already been reduced in the second quarter of 2003.

The Company’s third quarter Operating Earnings represent an annualized return on the quarter’s average common stock equity (“Annualized ROEs”) of 16.7% and a net interest margin of 2.9%. Annualized ROE and the net interest margin for the year earlier period were 22.5% and 4.3%, respectively. These changes were due to a significant reduction in the risk of the Company’s RMBS portfolio and increased hedging expenses from greater reliance on interest rate swaps and less reliance on Treasury futures. Operating expenses for the quarter ended September 30, 2003 declined by $574 as compared to the second quarter, and declined $2,776 for the nine months ended September 30, 2003 as compared to the comparable prior year period. The principal cause of the expense decline was a decline in incentive and management fees paid.

As of September 30, 2003, the Company’s exposure to changes in short-term interest rates would result in a $0.003 change in annual net income per share for every 50 basis point change in LIBOR. As of September 30, 2003, the Company’s reported book value would change by approximately 3.2% for each 50 basis point increase in long-term rates and approximately 5.3% for a 50 basis point increase in credit spreads. These percentages will change if fluctuations greater than 50 basis points occur in long-term rates or credit spreads.

Residential Mortgage Backed Securities

A low interest rate environment in the first half of the year produced record prepayments causing significant yield compression for all RMBS products. At the end of the second quarter and into the third quarter, a sharp rise in interest rates added to the turmoil. According to data prepared by Lehman Brothers, the RMBS index turned in its worst performance ever during the month of July 2003.

The market value of the RMBS portfolio was $874,404 at September 30, 2003. In addition to the reduction from the $888,878 as of June 30, 2003, the composition and risk of this portfolio has changed significantly. The Company realized losses during this period as it continued to reposition its RMBS portfolio. As part of the continuing effort to reduce interest rate risk in the RMBS portfolio, during the quarter, the Company sold $486,574 of fixed rate RMBS and purchased $484,840 of hybrid ARM (adjustable rate mortgage) product. The hybrid ARMs are expected to have less volatility in a rising interest rate environment and also allow the Company to maintain its regulatory status as it seeks attractive credit sensitive securities. Total RMBS holdings are expected to continue to decline from their current level of 39.1% to represent less than 25% of the Company’s total portfolio within the next several quarters, subject to the availability of high yield real estate assets and other market conditions. Subsequent to September 30, 2003, the Company’s RMBS portfolio was reduced by an additional $130,000.

Page 2

The Company also entered into $440,000 of notional par of interest rate swaps and $165,300 of notional par of ten-year Treasury futures to reduce exposure to rising interest rates. Each of these hedging instruments was designated as held for trading; therefore, changes in their value were marked to market through the Company’s consolidated statements of operations. This action significantly reduced the interest rate sensitivity of the Company’s RMBS portfolio. The loss in value of the hedges greatly exceeded the change in value of the assets in the held for trading account, resulting in $0.21 per share of losses recorded directly into the consolidated statements of operations rather than accumulated other comprehensive loss in the consolidated statements of financial condition. Hedges designated as held for trading will create greater income volatility but will provide greater book value stability.

A breakdown of the RMBS portfolio income performance for the three and nine months ended September 30, 2003 is as follows:

	For the three and nine months ended September 30, 2003
Interest Income	$ 11,591	$ 45,626
Interest Expense *	(9,004)	(26,811)

Net Interest Income	2,587	18,815

Realized loss	(23,981)	(34,581)
Unrealized loss in value **	(10,038)	(11,263)

Net Income (loss) from RMBS	$(31,432)	$(27,029)

*	Includes swap hedging expense
**	Includes mark to market on trading derivatives (includes futures, cap and swaps)

Commercial Real Estate Securities

The total amount of commercial real estate (“CRE”) securities increased by $81,971 to $1,229,369 during the third quarter, representing a 7.1% increase. For the nine months ended September 30, 2003, total CRE increased by $335,024 or 37.5%. The average yield on the Company’s total CRE (primarily investment grade and below investment grade commercial mortgage backed securities (“CMBS”), investment grade REIT debt, and CMBS IOs) for the second and third quarters respectively was 8.3% and 8.2%, respectively, while the average yield on only the below investment grade CMBS was 9.6% and 9.7%, respectively.

The Company considers the CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans its controlling class CMBS (“Controlling Class CMBS”). During the third quarter, the Company acquired $62,111 of par of a 2003 vintage controlling-class CMBS transaction (GECMC 2003-02). Underlying loan loss expectations on the collateral are estimated at 2.35%. The loss-adjusted yield on the securities rated B- and lower in aggregate is 11.36%. The non-rated and B-rated tranches of this transaction were purchased to yield an initial cash-on-cash return of 21.17% and 18.86%, respectively, and loss-adjusted yields of 9.00% and 14.42%, respectively.

A portion of this GECMC 2003-02 acquisition was match funded in the Company’s CDO ramp facility. This completes the $50 million ramp financing facility created in December 2002. The Company’s two CDOs contributed $0.08 per share to Operating Earnings during the third quarter.

At September 30, 2003, the Company owned Controlling Class CMBS in nine separate transactions with a market value of $435,428 and a par of $805,044. The total principal amount of commercial real estate loans underlying these transactions at acquisition was $12,705,741 and the Company computed

Page 3

its loss adjusted yield assuming $260,817 or 2.05% would be uncollectable. As of September 30, 2003, the remaining principal amount of the commercial real estate loans after paydowns and amortization was $11,161,373, and $51,737 of the $260,817 in assumed losses has been realized; therefore, $209,080 or 80% of the assumed losses has not been realized. The $51,737 includes losses of $6,999 on loans deemed uncollectable during the third quarter. The average severity of all loan losses recognized through September 30, 2003 was 32%. Loan loss severity is the loss from the underlying loans which the Company incurs, including unpaid interest, late fees and servicer advances, when an underlying loan is subject to workout with the loan servicer.

The Company also tracks loan delinquencies as an indicator of potential losses. At the end of the second and third quarters, the total delinquencies on the commercial real estate loans underlying these transactions were 1.74% and 1.54% of their respective quarter end aggregate loan balances, excluding the GECMC 2003-02 CMBS which was purchased during the third quarter of 2003. This improvement in delinquency rate was due to seven delinquent loans being worked out and three being brought current.

A breakdown of the CRE portfolio net interest income and realized gains for the three and nine months ended September 30, 2003 is as follows:

	For the three and nine months ended September 30, 2003
Interest Income	$ 26,125	$ 71,730
Interest Expense*	(12,540)	(35,707)

Net Interest Income	13,585	36,023

Realized Gains	1,161	1,161

Net Interest Income and Realized Gains from
Commercial Real Estate Securities	$ 14,746	$ 37,184

* Including hedges in the Company’s CDOs

Commercial Real Estate Loans

Commercial real estate loans includes the Company’s investment in Carbon Capital, Inc., a company managed by BlackRock Financial Management, Inc. that invests in mezzanine debt loans (“Carbon Capital”). The total amount of commercial real estate loans increased by $9,085 to $91,055 during the third quarter, representing an 11.1% increase. This includes a $9,402 increase in the Company’s funding of Carbon Capital to $26,965. For the nine months ended September 30, 2003, the Company’s commercial real estate loan portfolio increased by $2,129 or 2.4%. Subsequent to September 30, 2003, the Company increased its commercial real estate loans by $7,000 as it acquired a mezzanine real estate loan.

The average yield on the Company’s commercial real estate loan portfolio for the second and third quarters in 2003 was 10.3% and 10.4%, respectively. The total cost of borrowing secured by loan assets is 2.8%. The Company has two committed warehousing lines that can be used to finance these assets. There are no delinquencies in any of the commercial real estate loans owned by the Company or Carbon Capital. The annualized yield on the Company’s investment in Carbon Capital for the nine months ended September 30, 2003 was 15.3%.

Page 4

A breakdown of the commercial real estate loan portfolio net interest income performance for the three and nine months ended September 30, 2003 is as follows:

	For the three and nine months ended September 30, 2003
Interest Income	$ 2,160	$ 7,368
Interest Expense	(136)	(363)

Net Interest Income from
Commercial Real Estate Loans	$ 2,024	$ 7,005

Delinquency Statistics

The delinquencies on the Company’s Controlling Class CMBS have declined since the second quarter. The table below shows current delinquency and underlying loan losses recognized on the Company’s Controlling Class CMBS and compares these figures to the comparable vintages in the Lehman Brothers September 2003 Conduit Guide.

	Anthracite Capital		The Lehman Brothers September 2003 Conduit Guide
	September 30, 2003 Underlying Loan Delinquency	Losses Recognized as % of Underlying Loans*	Delinquency as a % of Underlying Loans	Losses Recognized as % of Underlying Loans*
1998 Transactions	2.06%	0.54%	2.47%	0.47%
1999 Transactions	0.32%	0.50%	1.97%	0.20%
2001 Transactions	0.00%	0.00%	0.81%	0.06%
2003 Transactions	0.00%	0.00%	0.04%	0.00%

Average - All Transactions	1.37%	0.41%	1.82%	0.34%

As of June 30, 2003	1.74%	0.34%	1.84%	0.33%

*	Delinquency statistics are weighted by the Company’s current loan balance, and loss statistics are weighted by cutoff principal balance

Page 5

Book Value

Net book value per share at quarter end was $6.53. The securities of the Company are marked to market based upon market prices provided by dealers. As the Company’s portfolio matures, the net book value of credit sensitive CMBS securities held by the Company is expected to increase towards its original purchase cost, provided that the Company’s estimates of expected credit losses are accurate. The unrealized loss on all Controlling Class CMBS at September 30, 2003 was $61,173. This amount reflects the amount of recovery (net of expected underlying loan losses) if the portfolio is held to maturity. Net book value per share decreased approximately 8.9% from $7.17 at June 30, 2003 due to sharp rises in interest rates resulting in realized and unrealized losses associated with reducing the risk of the RMBS portfolio. Since the securities of the Company are marked to market, there can be fluctuations in book value based solely on quarterly changes in credit spreads and interest rates. To the extent that there is a sustained decline in book value due to changes in credit experience or other permanent factors, then such declines would effectively reduce earnings.

GAAP Reconciliation

The table below reconciles Net Income (loss) per common share with Operating Earnings per common share:

	Three Months Ended			Nine Months Ended

	9/30/03	6/30/03	9/30/02	9/30/03

Operating Earnings per share	$ 0.28	$ 0.33	$ 0.40	$ 1.01
Gain/(loss) on sale of securities
available for sale	(0.10)	0.07	0.20	(0.03)
Loss on securities classified as held
for trading*	(0.58)	(0.10)	(0.34)	(0.90)
Foreign currency gain/(loss) & hedge
ineffectiveness**	--	--	--	--
Loss on impairment of asset	(0.11)	(0.56)	--	(0.68)

Net Income (loss) per share	$ (0.51)	$ (0.26)	$ 0.26	$ (0.60)

*Includes hedges **Less than $0.01

Dividend Reinvestment Plan

Anthracite has a dividend reinvestment plan that provides current owners of its common stock with a simple, economical and convenient method of increasing their investment. Even if you are not a current owner of Anthracite common stock, the Company’s transfer agent can issue registered stock directly to you without commission or markup. This transaction can be done regardless of whether or not shares are held in street name. To take advantage of this program, shareholders must submit a signed Request for Waiver to the Company. A printable version of the form is available on the Company’s website or investors can call or email the Company to obtain the Waiver and instructions via fax.

To request a prospectus and receive enrollment materials or to ask questions about the plan, interested investors and shareholders may contact the Company’s transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-409-3333. The Company’s website address is www.anthracitecapital.com. The Company is currently offering a 2% discount to the trailing 12-business day average provided the stock price remains above threshold levels established by the Company at the time.

Page 6

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with $293.5 billion in global assets under management as of September 30, 2003. BlackRock is a member of The PNC Financial Services Group, Inc. (“PNC”) (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $79.8 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of September 30, 2003.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “potential,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s Securities and Exchange Commission (the “SEC”) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of Anthracite’s manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; and (12) the ability of Anthracite’s manager to attract and retain highly talented professionals.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2002 and Anthracite’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on Anthracite’s website at www.anthracitecapital.com, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite Capital, Inc., visit our website at: www.anthracitecapital.com

Page 7

Anthracite Capital, Inc. and Subsidiaries Consolidated Statements of Financial Condition (in thousands, except per share data)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Cash and cash equivalents	$ 39,577	$ 24,698
Restricted cash equivalents	19,475	84,485
Residential mortgage backed securities	874,404	1,506,450

Cash and RMBS	$ 933,456	$ 1,615,633
Commercial real estate securities	1,229,369	894,345
Commercial real estate loans	91,055	88,926

Total Commercial real estate	$ 1,320,424	$ 983,271
Receivable for investments sold	37,660	--
Other assets	53,736	40,447

Total Assets	$ 2,345,276	$ 2,639,351

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short term Borrowings:
Secured by pledge of residential mortgage backed securities	$ 818,031	$ 1,418,206
Secured by pledge of commercial real estate securities	282,267	42,861
Secured by pledge of commercial real estate loans	22,784	16,004

Total short term borrowings	1,123,082	1,477,071
Long term Borrowings: Collateralized debt obligations	684,875	684,590

Total borrowings	$ 1,807,957	$ 2,161,661
Payable for investments purchased
	60,562	524
Distributions payable
	14,580	16,589
Other liabilities
	54,153	54,361

Total Liabilities	$ 1,937,252	$ 2,233,135

Stockholders' Equity:
Common stock, par value $0.001 per share; 400,000 shares authorized; 48,863 shares issued and outstanding in 2003; and 47,398 shares issued and outstanding in 2002	49	47
10% Series B Preferred stock, liquidation preference $43,942
in 2003 and $47,817 in 2002	33,431	36,379
9.375% Series C Preferred stock, liquidation preference $57,500
in 2003	55,435	--
Additional paid - in capital	530,315	515,180
Distributions in excess of earnings	(100,224)	(24,161)
Accumulated other comprehensive loss	(110,982)	(121,229)

Total Stockholders' Equity	408,024	406,216

Total Liabilities and Stockholders' Equity	$ 2,345,276	$ 2,639,351

Page 8

Anthracite Capital, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)

	For the Three Months Ended September 30, 2003	For the Nine Months Ended September 30, 2003

Operating Portfolio
Income:
Commercial real estate securities	$ 26,125	$ 71,730
Commercial real estate loans	2,160	7,368
Residential mortgage backed securities	11,591	45,626
Cash and cash equivalents	453	838

Total income	40,329	125,562

Expenses:
Interest expense:
Collateralized debt obligations	11,098	33,088
Commercial real estate securities	1,442	2,619
Commercial real estate loans	136	363
Residential mortgage backed securities	3,508	13,560
Hedging Expense	5,496	13,251
General and administrative	551	1,724
Management fee	2,115	7,341

Total expenses	24,346	71,946

Operating Earnings	15,983	53,616

Other gain (loss):
Realized loss	(22,820)	(33,279)
Unrealized loss	(10,038)	(11,263)
Hedge Ineffectiveness	66	(175)
Loss on impairment of assets	(5,412)	(32,426)

Total other loss	(38,204)	(77,143)

Net Loss	(22,221)	(23,527)

Dividends on preferred stock	2,491	5,298

Net Loss attributable to Common Shareholders	(24,712)	(28,825)

Income from operating portfolio per share:
Basic	$ 0.28	$ 1.01
Diluted	$ 0.28	$ 1.01
Net Loss per share, basic	$ (0.51)	$ (0.60)

Net Loss per share, diluted	$ (0.51)	$ (0.60)

Weighted average number of shares outstanding:
Basic	48,405	47,956
Diluted	48,421	47,972

Page 9 ###